Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No.333‑52765 and 333-176401) on Form S-8 of Fastenal Company of our report dated June 7, 2022, with respect to the financial statements and the supplemental schedule Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at End of Year), of the Fastenal Company & Subsidiaries 401(k) and Employee Stock Ownership Plan.
/s/ KPMG LLP
Minneapolis, Minnesota
June 7, 2022